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                                                                    EXHIBIT 11.1

                        POLK AUDIO, INC. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE



                                                   Fiscal  Years Ended
                                          --------------------------------------
                                           March 30,     March 31,     March 26,
                                             1997          1996          1995
                                          ----------     ---------     ---------
Earnings per share:


Net earnings                              $  751,729     1,173,711     1,451,936
                                          ==========     =========     =========


Weighted average number of
 shares outstanding                        1,811,849     1,634,295     1,616,307

Weighted average number of common
 stock equivalents                            15,617        65,852        57,355
                                          ----------     ---------     ---------

Adjusted weighted average number
 of shares outstanding                     1,827,466     1,700,147     1,673,662
                                          ----------     ---------     ---------

      Earnings per share                  $     0.41          0.69          0.86
                                          ==========     =========     =========






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